RULE 10F-3 TRANSACTIONS REPORT
                         ------------------------------
                      April 1, 2001 through March 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC

                                   Type of
                                  Security* Date                                 Principal/             Price               % of
                                  (1), (2)  Offering  Purchase                     Shares                Paid       % of    Fund
             Issuer               (3), (4)  Commenced   Date   Selling Broker**  Purchased     Price     by Fund    Issue   Assets
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
Nations Master Investment Trust
NATIONS HIGH YIELD BOND
Calpine Canada Energy Fiance            1    04/20/01  04/20/01  CS First Boston      925,000     99.77   $922,854  0.06%     0.85%
Triad Hospitals Inc.                    3    04/20/01  04/20/01   Merrill Lynch       825,000    100.00   $825,000  0.14%     0.76%
Hilton Hotels                           1    05/08/01  05/08/01  CS First Boston    1,060,000     98.85 $1,047,810  0.27%     0.88%
Owens & Manor, Inc.                     3    06/22/01  06/22/01    Lehman Bros        725,000    100.00   $725,000  0.36%     0.51%
Airgas, Inc. 9.125%,
 10/01/2011                             3    07/25/01  07/25/01   Goldman Sachs     1,205,000    100.00 $1,205,000  0.60%     0.78%
Belo Corporation                        1    10/29/01  10/29/01  JP Morgan Chase    2,680,000   $100.00 $2,680,000  0.77%     1.57%
Stone Energy Corporation                3    12/05/01  12/05/01   Merrill Lynch     1,030,000   $100.00 $1,030,000  0.05%     0.52%
                                                                   Salomon Smith
Olin Corporation                        1    12/06/01  12/06/01      Barney         1,645,000   $100.00 $1,645,000  0.08%     0.83%
                                                                   Salomon Smith
Unisys Corporation                      1    12/14/01  12/14/01      Barney           530,000    $97.98   $519,299  0.04%     0.25%
Mckesson Empowering Healthcare          1    01/24/02  01/24/02  JP Morgan Chase      580,000    $99.49   $577,013  0.02%     0.24%
Collins & Aikman
 Floorcoverings, Inc.                   3    02/14/02  02/14/02  CS First Boston      605,000   $100.00   $605,000  0.03%     0.24%
Qwest Corporation                       3    03/07/02  03/07/02  CS First Boston    1,410,000    $98.40 $1,387,440  0.09%     0.50%

CORE HIGH YIELD PORTFOLIO
Insight Health Services                 1    10/29/01  10/29/01      Wachovia         500,000   $100.00   $500,000  0.22%     0.16%

NATIONS MARSICO FOCUSED EQUITIES
Weight Watchers                         1    11/14/01  11/14/01  CS First Boston       39,538    $24.00   $948,912  0.23%     0.06%
                                                                  Salomon Smith
Travelers Property Casualty Corp.       1    03/21/02  03/21/02      Barney             1,900    $18.50    $35,150  0.02%     0.00%

NATIONS MARSICO GROWTH & INCOME
                                                                  Salomon Smith
Travelers Property Casualty Corp.       1    03/21/02  03/21/02      Barney            26,136    $18.50   $483,516  0.23%     0.09%

NATIONS MARSICO 21ST CENTURY
                                                                  Salomon Smith
Global Power Equipment Group            1    05/17/01  05/17/01      Barney            47,440     20.00     $9,488  0.03%     0.01%
Instinet Group Inc.                     1    05/17/01  05/17/01  CS First Boston      206,306     14.50    $29,914  0.05%     0.03%
Odyssey Re Holdings Corp,               1    06/14/01  06/14/01     JP Morgan         425,844     18.00    $76,652  0.14%     0.08%
Accenture, Ltd                          1    07/18/01  07/18/01   Goldman Sachs         9,696    $14.50   $140,592  0.01%     1.82%
Weight Watchers                         1    11/14/01  11/14/01  CS First Boston       48,102    $24.00 $1,154,448  0.28%     1.75%

NATIONS MARSICO INTERNATIONAL
 OPPORTUNITIES
Instinet Group Inc.                     1    05/17/01  05/17/01  CS First Boston       36,975     14.50     $5,361  0.01%     0.07%
Odyssey Re Holdings Corp                1    06/14/01  06/14/01     JP Morgan          90,360     18.00    $16,265  0.03%     0.21%
Accenture, Ltd                          1    07/18/01  07/18/01   Goldman Sachs         9,696    $14.50   $140,592  0.01%     1.82%

NATIONS INTERMEDIATE BOND
Public Service Electric
 Group Power, 6.875%, 04/15/2006        1    04/09/01  04/09/01   Morgan Stanley      675,000     99.48   $671,497  0.14%     0.58%
                                                                  Salomon Smith
Premedia, 8.875%, 05/15/2011            1    05/03/01  05/03/01      Barney            84,000     98.54    $82,771  0.02%     0.07%
Boeing Capital, 5.65%, 05/15/2006       1    05/03/01  05/03/01  CS First Boston      700,000     99.82   $698,726  0.07%     0.59%
American Electronic Power,
 6.125%, 05/15/2006                     1    05/04/01  05/04/01   Merrill Lynch       450,000     99.70   $448,632  0.05%     0.37%
Worldcom, Inc. , 7.50%, 05/15/2011      1    05/09/01  05/09/01  JP Morgan Chase      700,000     98.90   $692,328  0.02%     0.57%
National Rural Utilities,
 6.00%, 05/15/2006                      1    05/16/01  05/16/01    Lehman Bros        700,000     99.54   $696,780  0.04%     0.31%
Adelphia Communications, 10.25%,                                  Salomon Smith
 06/15/2011                             1    06/07/01  06/07/01      Barney           305,000    100.00   $305,000  0.03%     0.24%
Harrahs Operating Co., Inc.,                                      Salomon Smith
 7.125%, 06/01/2007                     1    06/07/07  06/07/01      Barney           255,000     99.57   $253,914  0.05%     0.20%
Ryland Group, 9.125%, 06/15/2011        1    06/08/01  06/08/01    USB Warburg         55,000    100.00    $55,000  0.04%     0.04%
Wellpoint Health Network, 6.375%,                                 Salomon Smith
 06/15/2006                             1    06/12/01  06/12/01      Barney           334,000     99.77   $333,238  0.07%     0.26%
Potlatch Corp, 10%, 07/15/2011          1    06/26/01  06/26/01   Goldman Sachs       135,000    100.00   $135,000  0.05%     0.10%
PSEG Energy, 8.5%, 06/15/2011           1    06/27/01  06/27/01    Lehman Bros         35,000     99.82    $34,938  0.01%     0.10%
Airgas, Inc. 9.125%, 10/01/2011         3    07/25/01  07/25/01   Goldman Sachs        60,000    100.00    $60,000  0.03%     0.04%
Ryland Corporate, 8%, 08/15/2006        1    08/13/01  08/13/01  CS First Boston      100,000    100.00   $100,000  0.10%     0.07%
                                                                  Deutsche Banc
Verizon New England, 6.50%, 09/15/2011  1    08/15/01  08/15/01    Alex Brown         461,000     99.77   $459,958  0.05%     0.34%
Conagra Foods, 6.75%, 09/15/2011        1    09/05/01  09/05/01   Merrill Lynch       318,000     99.95   $317,835  0.32%     0.23%
Cinergy  Corporation, 6.25%,
 09/02/2004                             1    09/06/01  09/06/01  Barclays Capital     350,000     99.99   $349,955  0.07%     0.23%
GMAC, 6.875%, 09/15/2011                1    10/26/01  10/26/01  JP Morgan Chase      796,000    $96.60   $768,936  0.32%     0.52%
Ford Motor Credit Corporation, 7.25%,                            Credit Suisse
 10/25/2020                             1    10/22/01  10/22/01  First Boston       1,047,000    $99.62 $1,043,021  0.04%     0.72%
Verizon Pennsylvania, 5.65%,
 11/15/2011                             1    11/07/01  11/07/01   Merrill Lynch       590,000    $99.74   $588,484  0.24%     0.40%
Occidental Petroleum                    1    11/29/01  11/29/01  JP Morgan Chase      227,000    $99.88   $226,737  0.09%     0.15%
Cingular Wireless                       1    12/06/01  12/06/01   Goldman Sachs       375,000    $98.99   $371,194  0.05%     0.25%
                                                                   Salomon Smith
Target Corporation, 5.875%, 03/01/2012  1    03/04/02  03/04/02      Barney           390,000    $99.66   $388,670  0.00%     0.12%
Weyerhaeuser Corporation, 6.75%,                                  Morgan Stanley
 03/15/2012                             3    03/06/02  03/06/02    Dean Witter        544,000    $99.35   $540,486  0.00%     0.17%
Gannett Company, Inc., 6.375%,
 04/01/2012                             1    03/11/02  03/11/02  JP Morgan Chase      388,000    $99.74   $387,003  0.08%     0.12%
General Electric Capital Corporation,                              Salomon Smith
 5.375%, 03/15/2007                     1    03/13/02  03/13/02      Barney         4,454,000    $99.88 $4,448,833  0.22%     1.37%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors
(except for Eligible Municipal Securities).